As filed with the Securities and Exchange Commission on December 18, 2006.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLAYMONT STEEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3312	20-2928495
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4001 Philadelphia Pike

Claymont, Delaware 19703

(302) 792-5400

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Allen Egner

Claymont Steel Holdings, Inc.

4001 Philadelphia Pike

Claymont, Delaware 19703

(302) 792-5450

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Kimberly A. Taylor, Esq. Morgan, Lewis & Bockius LLP One Oxford Centre Thirty-Second Floor Pittsburgh, Pennsylvania 15219 (412) 560-3300 Fax: (412) 560-7001	Ronald S. Brody, Esq. Mayer, Brown, Rowe & Maw LLP 1675 Broadway New York, New York 10019 (212) 506-2500 Fax: (212) 262-1910

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒   Registration No. 333-136352

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee
Common Stock par value $0.001 per share	1,667,500 shares	$17.00	$28,347,500	$3,034

(1)	Includes amounts attributable to shares of common stock that may be purchased by the underwriters to cover over-allotments, if any.
(2)	The 1,667,500 shares being registered under this registration statement are in addition to the 8,337,500 shares registered pursuant to the Registration Statement on Form S-1 (Registration No. 333-136352)
(3)	Based on the initial public offering price of $17.00 per share.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the registrant’s prior registration statement on Form S-1 (Registration No. 333-136352), as amended (the “Prior Registration Statement”), which was originally filed with the Securities and Exchange Commission (the “Commission”) on August 7, 2006 and declared effective by the Commission on December 18, 2006.

The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

Claymont Steel Holdings, Inc. hereby certifies that it has instructed its bank to transmit a wire transfer from Claymont Steel Holdings’ account, which account contains sufficient funds to cover the filing fee, to the Commission’s account at Mellon Bank as soon as practicable but no later than the close of business on December 19, 2006 and that it will not revoke such instruction.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. In addition, the following exhibits are filed herewith:

Exhibit Number	Description of Exhibits
5.1	Legal Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Crowe Chizek and Company LLC

23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on December 18, 2006.

CLAYMONT STEEL HOLDINGS, INC.

By:	/S/ JEFF BRADLEY
Name: Jeff Bradley Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/S/ JEFF BRADLEY Jeff Bradley	Chief Executive Officer (principal executive officer)	December 18, 2006

/S/ DAVID CLARK David Clark	Chief Financial Officer (principal financial officer)	December 18, 2006

/S/ ALLEN EGNER Allen Egner	Vice President, Finance (principal accounting officer)	December 18, 2006

/S/ SAMI MNAYMNEH Sami Mnaymneh	Director	December 18, 2006

/S/ MATTHEW SANFORD Matthew Sanford	Director	December 18, 2006

/S/ JEFFREY ZANARINI Jeffrey Zanarini	Director	December 18, 2006

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